UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)
Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2008, the Board of Directors approved an amendment to Article 5 of the Bylaws (the “Bylaws”) of Gran Tierra Energy Inc., such amendment to be conditional upon the approval of such amendment by the Toronto Stock Exchange. On April 11, 2008, the Toronto Stock Exchange approved the amendment. The amendment amended Article V of the Bylaws to allow for book-entry ownership of shares of Gran Tierra Energy stock. The previous provisions allowed for ownership to be represented only by certificates.  The revisions were made to enable Gran Tierra Energy to participate in the direct registration system.

As part of the Board’s action, the Board determined that upon the effectiveness of the amendment, the Bylaws would be amended and restated to reflect such amendment.

The Bylaws, as so amended and restated, are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 11, 2008	GRAN TIERRA ENERGY INC

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws.